Exhibit 10.11

AMENDMENT TO THE
EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (the “Amendment”), dated February 12, 2013, is by and between MeetMe, Inc., a Delaware corporation (the “Company”), and Michael Matte (the “Employee”).

WHEREAS, the Company and the Employee are parties to that certain Employment Agreement dated as of October 22, 2007, as amended (the “Agreement”) which set forth the terms of the Employee’s employment as Chief Financial Officer of the Company; and

WHEREAS, in the event that the Employee is terminated prior to the filing of the Company’s Annual Report on Form 10-K, the Company desires to ensure the Employee’s assistance in preparing the December 31, 2012 financial statements  and Form 10-K.

NOW, THEREFORE, in consideration of the obligations and covenants herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

1.	The Agreement is hereby amended as follows:

The last sentence of Section 7b(ii) shall be deleted and replaced with the following:

In addition, Employee will have the right to exercise all such options for a period of four (4) years following such termination.

2.           The Company hereby represents that it has the authority to enter into this Amendment and has received all required approvals including approval of the Company’s Compensation Committee and/or the Executive Committee.

3.           In the event of any conflict between the Agreement and this Amendment, the terms as contained in this Amendment shall control. In all other respects the Agreement is hereby ratified and confirmed.

4.           All Stock Option Agreements representing options granted to the Employee are hereby modified to provide the Employee with the right to exercise such options until 6:00 pm New York time on the four (4) year anniversary of the date of termination.

5.           This Amendment may be executed in one or more counterparts, each of which shall be deemed to be one and the same agreement. Facsimile signatures shall be treated in all respects and for all purposes as originals.

6.           In all other respects, the Agreement and all Stock Option Agreements with the Employee are ratified and conformed between the Company and the Employee shall be amended in the same manner as the Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY: MeetMe, Inc. By: /s/ John Abbott John Abbott, Chairman and CEO EMPLOYEE: /s/ Michael Matte Michael Matte